Exhibit 99.1

ONE LIBERTY PROPERTIES, INC. REPORTS FIRST QUARTER 2012 RESULTS

~ Rental Income Increased 4.9% Over the First Quarter 2011~
~ Acquired Four Properties for $9.8 Million~

GREAT NECK, New York, May 9, 2012 — One Liberty Properties, Inc. (NYSE: OLP), an owner of a geographically diversified portfolio of retail, industrial, office and other properties primarily under long term leases in the United States, today announced operating results for the quarter ended March 31, 2012.

Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty stated, “Our first quarter results represent year-over-year growth in rental income primarily driven by our success in capitalizing on investment opportunities in the past year.  In the first quarter, we acquired four properties, continuing the pace of activity we achieved in 2011.  Occupancy at the end of the quarter was at 97.6%.  We continue to see a steady flow of compelling opportunities, using our network of relationships to further strengthen and grow our portfolio in the coming quarters.”

Operating Results:

Revenues for the first quarter of 2012 increased 4.9% to $11.64 million compared to $11.1 million for the first quarter of 2011.  The net increase is primarily attributable to the ten properties acquired beginning March 2011.

Total operating expenses for the first quarter of 2012 increased 12.3% to $5.21 million from $4.64 million for the first quarter in the prior year. Approximately $184,000 of the increase is attributable to increased depreciation resulting from property acquisitions and approximately $290,000 is attributable to increased general and administrative expenses, including the quarterly impact of a $125,000 quarterly increase (effective as of January 1, 2011) in the amount payable pursuant to the compensation and services agreement which increase was not reflected in the first quarter of 2011.

Net income attributable to One Liberty in the first quarter of 2012 was $3.22 million or $0.21 per diluted share compared to $2.73 million or $0.21 per diluted share in the first quarter of 2011.

For the quarter ended March 31, 2012, the Company reported Funds from Operations (“FFO”) of $5.57 million, a 7.5% increase from the $5.18 million reported in the first quarter of 2011.  FFO was $0.38 per diluted share in the first quarter of 2012 compared to $0.39 per diluted share in the corresponding period of the prior year. A reconciliation of GAAP amounts to non-GAAP amounts is presented with the financial information included later in this release.

The per share net income and FFO results for the three months ended March 31, 2012 take into account the issuance of 2.7 million shares in a public offering completed by the Company in February 2011, while the results for the corresponding period in the prior year only takes such shares into account for a portion of the first quarter of 2011.

Acquisitions:

During the first quarter of 2012, the Company acquired four properties for an aggregate of $9.8 million. The 2012 annual base rent of these properties is approximately $769,000.

Balance Sheet:

The Company, at March 31, 2012, had $17.2 million of cash and cash equivalents, total assets of $474.2 million, total debt of $240.4 million (including $27.1 million outstanding on its credit line) and total equity of $218.3 million.

Non-GAAP Financial Measures:

One Liberty believes that Funds from Operations (“FFO”) is a widely recognized and appropriate measure of the performance of an equity REIT. One Liberty presents FFO because it considers FFO to be an important supplemental measure of its operating performance and is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs.  FFO is intended to exclude generally accepted accounting principles (“GAAP”) historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

One Liberty has determined FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). FFO is defined by NAREIT as net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, plus impairment write-downs of depreciable real estate after adjustments for unconsolidated partnerships and joint ventures.FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity. Management believes this is appropriate and relevant to securities analysts, investors and other interested parties and may not be comparable to similarly titled measures as reported by others.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and in particular “Item 1A. Risk Factors” included therein. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Additional Information:

Interested parties are encouraged to review the Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2012 for further details.  The Form 10-Q can also be linked through the “Investor Relations” section of One Liberty’s website.  For additional information on the Company’s operations, activities and properties, please visit One Liberty’s website at www.1liberty.com.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated under the laws of Maryland in 1982. The primary business of the Company is to acquire, own and manage a geographically diversified portfolio of retail, industrial, office and other properties under long term leases. Nearly all of our leases are “net leases”, under which the tenant is responsible for real estate taxes, insurance and ordinary maintenance and repairs.

Contact:
One Liberty Properties
Investor Relations
Phone: (516) 466-3100
www.onelibertyproperties.com

	ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
	(Amounts in Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2012	2011
Revenues:
Rental income, net - Note 1	$11,641	$11,103
Operating expenses:
Depreciation and amortization	2,509	2,325
General and administrative	1,890	1,600
Real estate acquisition costs	43	27
Real estate expenses	686	611
Leasehold rent	77	77
Total operating expenses	5,205	4,640
Operating income	6,436	6,463
Other income and expenses:
Equity in net earnings of unconsolidated joint ventures	69	31
Other income	15	12
Interest:
Expense	(3,416)	(3,641)
Amortization of deferred financing costs	(197)	(313)
Gain on sale of real estate	319	-
Income from continuing operations	3,226	2,552
Income from discontinued operations - Note 2	-	180
Net income	3,226	2,732
Less net income attributable to non-controlling interest	(3)	-
Net income attributable to One Liberty Properties, Inc.	$3,223	$2,732
Per common share attributable to common stockholders- diluted:
Income from continuing operations	$0.21	$0.20
Income from discontinued operations	-	0.01
	$0.21	$0.21
Funds from operations - Note 3	$5,569	$5,178
Funds from operations per common share-diluted - Note 4	$0.38	$0.39

Weighted average number of common and
unvested restricted shares outstanding:
Basic	14,711	13,117
Diluted	14,811	13,117

Note 1 - Rental income includes straight line rent accruals and amortization of lease intangibles of $378 and $309 for the three months ended March 31, 2012 and 2011.

Note 2 - Income from discontinued operations includes straight line rent accruals and amortization of lease intangibles of $0 and $(3) for the three months ended March 31, 2012 and 2011.

	ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
	(Amounts in Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2012	2011

Note 3
Funds from operations is summarized in the following table:
Net income attributable to One Liberty Properties, Inc.	$3,223	$2,732
Add: depreciation of properties	2,491	2,349
Add: our share of depreciation in unconsolidated joint ventures	140	79
Add: amortization of capitalized leasing expenses	19	18
Add: our share of amortization of capitalized leasing expenses in unconsolidated joint ventures	15	-

Deduct: net gain on sales of real estate	(319)	-
Funds from operations	$5,569	$5,178

Note 4
Funds from operations per common share is summarized in the following table:
Net income attributable to One Liberty Properties, Inc.	$0.21	$0.21
Earnings allocated to unvested restricted stock	0.01	-
Add: depreciation of properties	0.17	0.18
Add: our share of depreciation in unconsolidated joint ventures	0.01	-
Add: amortization of capitalized leasing expenses	-	-
Add: our share of amortization of capitalized leasing expenses in unconsolidated joint ventures	-	-

Deduct: net gain on sales of real estate	(0.02)	-
Funds from operations per common share-diluted	$0.38	$0.39

	ONE LIBERTY PROPERTIES, INC. CONDENSED BALANCE SHEETS (Amounts in Thousands)
	March 31,	December 31,
	2012	2011
ASSETS
Real estate investments, net	$406,897	$400,853
Property held for sale (including related assets of $84)	-	11,842
Investment in unconsolidated joint ventures	17,137	5,093
Cash and cash equivalents	17,197	12,668
Unbilled rent receivable	12,860	12,483
Unamortized intangible lease assets	14,383	11,996
Other assets	5,727	5,801
Total assets	$474,201	$460,736

LIABILITIES AND EQUITY
Liabilities:
Mortgages and loan payable	$213,252	$205,849
Line of credit	27,100	20,000
Unamortized intangible lease liabilities	5,065	5,166
Other liabilities	10,455	10,774
Total liabilities	255,872	241,789

Total One Liberty Properties, Inc. stockholders' equity	217,929	218,285
Non-controlling interest in joint venture	400	662
Total equity	218,329	218,947
Total liabilities and equity	$474,201	$460,736